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                                   EXHIBIT 21

                             CARMIKE CINEMAS, INC.

                              LIST OF SUBSIDIARIES


                                                  STATE OF
SUBSIDIARY                      % OWNED         INCORPORATION
----------                      -------         -------------
Wooden Nickel Pub, Inc.          100%             Delaware

Eastwynn Theatres, Inc.          100%             Alabama

Military Services, Inc.           80%             Delaware

Carmike Realty, Inc.             100%             Georgia






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